EXHIBIT 10.1

CREDIT AGREEMENT

among

GASCO ENERGY, INC.,

as Borrower

and

OROGEN ENERGY, INC.

as Agent

and

THE LENDERS FROM TIME TO TIME PARTY TO THIS AGREEMENT

Dated October 18, 2013

i

ii

Exhibit B	No Default Certificate

iii

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”) is made and entered into as of the Effective Date, among GASCO ENERGY, INC., a Nevada corporation (“Borrower”), the Lenders from time to time party to this Agreement (each a “Lender” and collectively, the “Lenders”) and OROGEN ENERGY, INC., a Delaware corporation, as administrative agent for itself and the other Lenders (in such capacity, and together with its successors in such capacity, the “Agent”).

RECITALS

A.                                    Borrower has requested that Lenders extend credit to Borrower in the maximum principal amount of $5,000,000 in the form of a revolving credit facility.

B.                                    Lenders are willing to extend the requested credit on the terms and conditions of this Agreement.

Accordingly, for and in consideration of the premises, the mutual covenants and agreements set out in this Agreement, Borrower, Agent, and Lenders agree as follows:

ARTICLE I

GENERAL TERMS

Section 1.01                             Definitions.  Defined terms used in this Agreement are set out on Appendix 1.

Section 1.02                             Accounting Principles.  Accounting principles are applied under this Agreement in accordance with GAAP on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

Section 1.03                             References to Documents.  Unless otherwise expressly provided in this Agreement, (a) references to corporate formation or governance documents, contractual agreements (including this Agreement and the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements, substitutions, and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document, and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.04                             Time.  Unless otherwise indicated, all time references (e.g., 11:00 a.m.) are to Central time (daylight or standard, as applicable).  This Agreement shall be deemed to have closed at 9:30 a.m. on the Closing Date.

ARTICLE II

LOAN COMMITMENT AND TERMS

Section 2.01                             The Revolving Credit Facility.  Subject to the terms and conditions of, and relying on the representations and warranties contained in, this Agreement, each Lender jointly and severally agrees to loan to Borrower an amount up to and not to exceed its Revolving Commitment Percentage of the Revolving Committed Amount in one or more loans which Borrower may borrow, repay, and reborrow under this Agreement (collectively, the “Revolving Credit Facility”). Each Lender’s Commitment to lend under the Revolving Credit Facility shall expire at noon on the last Business Day preceding the Revolving Credit Termination Date; provided that, Borrower’s obligations and each Lender’s rights under the this Agreement and the other Loan Documents shall continue in effect until each Lenders’ Commitment has terminated and the Obligation is paid in full.

Section 2.02                             Advance Procedure.

(a)                                 Borrower may request an Advance under the Revolving Credit Facility by submitting an Advance Request to Agent.  An Advance Request is irrevocable and binding on Borrower.  Each Advance Request must be received no later than 11:00 a.m. on the Business Day immediately preceding the date of the proposed Advance.  Advances under this Agreement may be made by Agent pursuant an oral request of Borrower but Borrower covenants and agrees to furnish to Agent written confirmation of any such oral request within 2 days after the date of the Advance, but any such Advance shall be deemed to be made under and entitled to the benefits of this Agreement irrespective of any failure by Borrower to furnish such written confirmation.

(b)                                 Agent shall make each Advance available to Borrower by funding such Advance to Borrower’s Operating Account, and all amounts made available to Borrower by Agent (whether in Borrower’s Operating Account or otherwise) shall be deemed to be Advances made pursuant to this Agreement.

(c)                                  Each Advance under the Revolving Credit Facility (i) must occur on a Business Day and no later than the Business Day immediately preceding the Revolving Credit Termination Date, (ii) may not exceed an amount equal to the excess of the Revolving Committed Amount over the Revolving Principal Amount, and (iii) after giving effect to any Advance, the Revolving Principal Amount may not exceed the Revolving Committed Amount.

(d)                                 Upon its receipt of an Advance Request from Borrower, Agent shall promptly notify each Lender of the Advance Request and its contents.  By 12:00 noon on the date of the proposed Advance, each Lender shall either remit its Revolving Commitment Percentage of each requested Advance by wire transfer to Agent pursuant to Agent’s wire transfer instructions (or as otherwise directed by Agent) in funds that are available for immediate use by Agent or confirm in writing that it has wired such amount directly to the Borrower’s Operating Account.  Subject to receipt of such funds, Agent shall make such funds available to Borrower in the Borrower’s Operating Account.  Absent contrary written notice from a Lender, Agent may assume that each Lender has made its Revolving Commitment Percentage of the requested Advance available to Agent or to Borrower on the date of the proposed Advance.  If a Lender has confirmed that it will remit funds to Agent, then Agent may, in reliance upon such assumption (but is not required to), make available to Borrower a corresponding amount.

(e)                                  If Agent funds the corresponding amount on behalf of a Lender and that Lender fails to make its Revolving Commitment Percentage of any requested Advance available to Agent on the date of the proposed Advance, Agent may recover the applicable amount on demand from that Lender, together with interest at the Default Rate for the period commencing on the date the amount was made available to Borrower by Agent and ending on (but excluding) the date Agent recovers the amount from that Lender.  While the Agency Agreement is in place, Agent and Lenders agree that the funding mechanics in the Agency Agreement shall govern and control, notwithstanding anything to the contrary set forth in this Agreement.

(f)                                   If either Lender fails to fund its Revolving Commitment Percentage of any Advance (either to Agent or to the Borrower) (each such Lender a “Defaulting Lender”), the other Lender shall fund the amount of the Advance and shall be entitled to contribution from the Defaulting Lender in an amount equal to the aggregate principal amount which a Defaulting Lender fails to fund and which such other Lender funds, plus interest from the date the applicable Advance is made available to the Borrower at the Default Rate.

Section 2.03                             Payments and Interest Rates.  The Revolving Principal Amount shall accrue interest at the following rates and principal and interest shall be due and payable, subject to Section 6.02, as follows:

(a)                                 The Revolving Principal Amount shall accrue interest at a fixed annual rate of 8%.

(b)                                 Upon the occurrence of a Default or an Event of Default (regardless of whether the Obligation has been accelerated), principal, past due interest, fees, and expenses (in each case, to the extent permitted by Law) in respect of the Obligation shall accrue interest at a fixed annual rate equal to 16%, provided that such annual rate may not exceed the Maximum Rate.  Interest calculations are subject to certain recapture provisions set out herein.

(c)                                  The Revolving Principal Amount, together with all accrued and unpaid interest, is due and payable on the Revolving Credit Termination Date.

Section 2.04                             Computation.  Interest on the Revolving Principal Amount and on the amount of all fees and other amounts due under the Loan Documents will be calculated on the basis of actual number of days elapsed (including the first day but excluding the last day), but computed as if each calendar year consisted of 360 days (unless computation would result in an interest rate in excess of the Maximum Rate, in which event the computation is made on the basis of a year of 365 or 366 days, as the case may be).  All interest rate determinations and calculations by Lender, as applicable, are conclusive and binding, absent manifest error.

Section 2.05                             Prepayment.  If the Revolving Principal Amount at any time exceeds the Revolving Committed Amount, then Borrower shall immediately repay the Revolving Principal Amount, in at least the amount of that excess, together with all accrued and unpaid interest on the principal amount so repaid.

Section 2.06                             Application of Payments.  All payments, prepayments, and proceeds of Collateral shall be applied in the following order: (a) to all fees, expenses, late charges, collection costs, and other charges, costs and expenses for which Agent has not been paid or reimbursed under the Loan Documents, (b) accrued and unpaid interest on the Revolving Principal Amount, (c) to the remaining Revolving Principal Amount in the order Agent elects, and (d) to the remaining Obligation in the order and manner Agent elects.

Section 2.07                             Fees.

(a)                                 As consideration for Lenders’ Commitments under this Agreement, Borrower has issued to Lenders 250,000 shares of common stock by the Borrower and such issuance is irrevocable.

(b)                                 To the extent permitted by Law, any fees due under this Agreement or any Loan Document (i) do not constitute compensation for the use, detention, or forbearance of money, (ii)

are in addition to, and not in lieu of, interest and expenses otherwise described in this Agreement or in any other Loan Document, (iii) are payable without offset, counterclaim or deduction, and in funds that will be available for immediate use by 12:00 noon on the date due, (iv) are non-refundable, (v) accrue interest, if not paid when due, at the Maximum Rate, and (vi) are calculated on the basis of actual number of days elapsed (including the first day but excluding the last day), but computed as if each calendar year consisted of 360 days (unless computation would result in an interest rate in excess of the Maximum Rate, in which event the computation is made on the basis of a year of 365 or 366 days, as the case may be).  The fees described in this Article II are in all events subject to the provisions of Section 8.06.

Section 2.08                             Waivers.  Borrower and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable pursuant to this Agreement jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Agreement, all without prejudice to Agent or Lenders.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

When the Borrower signs this Agreement, and until the Commitment of each Lender is terminated and the Obligation is repaid in full, the Borrower makes the following representations and warranties and each request for an Advance constitutes a renewal of these representations and warranties as of the date of the request:

Section 3.01                             Existence, Power, and Authorization.  Each Company is (a) duly formed, validly existing, and in good standing under the laws of the jurisdiction in which it is organized, (b) duly authorized to execute, deliver and perform this Agreement and the other Loan Documents, to which each is a party, and (c) has taken all actions to authorize the due execution, delivery and performance of this Agreement and the other Loan Documents to which such Company is a party.

Section 3.02                             No Conflict, Lien, or Consent.  The execution of this Agreement and the other Loan Documents, to which a Company is a party, does not violate any provisions of the organizational documents of such Company, will not result in the creation or imposition of any on the Properties of such Company other than liens in favor of Agent, and does not require the consent or approval of any other Person, including, without limitation, any Governmental Authority.

Section 3.03                             Financial Condition.  No Material Adverse Event has occurred which has not been disclosed to Agent in writing.  None of the Closing Financial Statements, reports and other information furnished by Borrower to Agent reflecting the Companies’ condition as of the most recently ended fiscal quarter ending at least 45 days before the Effective Date, or to be furnished by Borrower to Agent with respect to the Companies contain, as of their respective dates, any untrue statement of material fact or omit to state any material fact necessary to make the information therein not misleading.

Section 3.04                             Liabilities, Litigation, and Default.  Except as described in the Closing Financial Statements, or as otherwise disclosed to Agent in writing, none of Borrower or any other Company (a) has any material liabilities, direct or contingent, (b) has any litigation or other action of any nature pending or, to the knowledge of Borrower, threatened against or affecting any Company, or (c) is in default under any indenture, mortgage, deed of trust, agreement or other instrument to which such Company is a party or by which such Company is bound.

Section 3.05                             Taxes.  Each Company has filed all tax returns and reports it is required to file and has paid all taxes which are due and payable.

Section 3.06                             Titles, Collateral, Permits.  Each Company has (a) indefeasible title to its real property, (b) a vested leasehold interest in all of its leased property, and (c) good and marketable title to its personal property, all as reflected on the Current Financials and, in each case such title is free and clear of all liens except for Permitted Liens. All Collateral required under the Loan Documents is owned by the grantor of the security interest free of any title defects or any liens or interests of others, except for Permitted Liens.  The Borrower possesses all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade name rights, patent rights, copyrights, and fictitious name rights necessary to enable it to conduct the business in which it is now engaged.  For the avoidance of doubt, Borrower represents and warrants that it has not granted any Lien on the stock or membership interests issued by its Subsidiaries.

Section 3.07                             Use of Proceeds.  The proceeds of this Agreement will be used by Borrower (a) for working capital and working capital deficits in the ordinary course of Borrower’s businesses, or (b) capital expenditures made in accordance with a capital maintenance program and a capital expenditure budget, in each case as approved by Required Lenders.  None of such proceeds will be used for, and no Company is engaged in, the business of extending credit for the purpose of purchasing or carrying any “margin stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221).

Section 3.08                             Compliance with the Law.  Each Company (a) is in compliance in all material respects with any Law to which such Company or any of its respective Properties are subject, and (b) is in compliance in all material respects with the applicable provisions of ERISA, and no “reportable event,” as such term is defined in Section 4043 of ERISA, has occurred with respect to any ERISA Plan of such Company.

Section 3.09                             Subsidiaries.  Borrower has no Subsidiaries other than (a) Myton Oilfield Rentals, LLC, a Nevada limited liability company, (b) Riverbend Gas Gathering, LLC, a Nevada limited liability company, and (c) Gasco Production Company, a Delaware corporation.

Section 3.10                             Location of Borrower.  The place of business of the Borrower (or, if the Borrower has more than one place of business, its chief executive office) is located at the address listed in Section 8.01.

ARTICLE IV

AFFIRMATIVE COVENANTS

Borrower will at all times comply with the covenants contained in this Article IV, from the Effective Date until the Commitment of each Lender is terminated and the Obligation is repaid in full.

Section 4.01                             Financial Statements and Reports.  Borrower will promptly furnish to Agent:

(a)                                 Monthly Financial Statements.  Promptly after preparation, and on or before the Financial Delivery Date, (i) unaudited financial statements (including statements of income, statements of retained earnings and cash flows and a balance sheet) showing the consolidated and consolidating financial condition and results of operations of the Companies for the prior month and for the period from the beginning of the current fiscal year to the last day of that month and certified by a Responsible Officer, and (ii) a No Default Certificate with respect to such financial statements to be delivered under this clause (b), certifying that no Default or Event of Default then exists and the Companies’ compliance with the financial covenants under this Agreement.

(b)                                 Annual Budget, Operating Plan, and Tax Returns.  As soon as available, and in any event on or before the Financial Delivery Date, (i) the annual budget and operating plan of Borrower for the immediately following fiscal year, and (ii) federal tax returns for Borrower and each Guarantor, together with a certificate of Responsible Officer of Borrower certifying as to the dividends or distributions declared or made in respect of the calendar year covered by such tax return.

(c)                                  Notice.  Notice, promptly after any Company or any Guarantor receives notice of, or otherwise becomes aware of, (i) the institution of any litigation involving any Company or any Guarantor for which the monetary amount at issue is greater than the Threshold Amount, (ii) the institution of any litigation involving injunctive relief, (iii) any liability or alleged liability under any Environmental Law arising out of, or directly affecting, the properties or operations of such Company, (iv) any substantial dispute with any Governmental Authority, (v) the incurrence of any material contingent Debt, (vi) a default in respect of any Debt (including any contingent Debt), (vii) a Default or Event Default, specifying the nature thereof and what action each Company has taken, is taking, or proposes to take, and (viii) the occurrence of any Material Adverse Event.

(d)                                 Other Requested Information.  Promptly upon reasonable request by Lender, information and documents not otherwise required to be furnished under the Loan Documents respecting the business affairs, assets and liabilities of the Companies.

Section 4.02                             Compliance with Laws; Payment of Taxes and Other Claims.  Borrower will, and will cause each other Company to, (a) observe and comply with all Laws (including Environmental Laws) applicable to it, and (b) pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon any Company or upon the income or any Property of any Company as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a lien upon any or all of the Property of any Company.

Section 4.03                             Maintenance.  Borrower will and will cause each Company to (a) maintain its partnership, company or corporate existence, rights and franchises; (b) observe and comply with all valid Laws (including, without limitation, applicable Environmental Laws or energy regulations) of all Governmental Authorities; (c) maintain its Properties (and any Properties leased by or consigned to it or held under title retention or conditional sales contracts) in good and workable condition (ordinary wear and tear excepted) at all times and make all repairs, replacements, additions, betterments and improvements to its Properties as are needful and proper so that the business carried on in connection therewith may be conducted properly and efficiently at all times; and (d) maintain and keep books of records and Accounts, all in accordance with GAAP, consistently applied, of all dealings and transactions in relation to its business and activity.

Section 4.04                             Performance of Obligations.  Borrower will do and perform every act and discharge all of the obligations provided to be performed and discharged by Borrower under the Loan Documents.

Section 4.05                             Reimbursement of Expenses.  Borrower shall promptly pay upon demand, and hereby authorizes and instructs Lenders to make an Advance on Borrower’s behalf in order to pay, all reasonable costs, fees and expenses paid or incurred by Agent in connection with the any Loan Document after the Effective Date, and any subsequent amendment, waiver, or consent or any negotiation, workout or restructure (including in each case, the reasonable fees and expenses of Agent’s counsel).

Section 4.06                             Insurance.  Each Company now maintains and will continue to maintain with financially sound and reputable insurers, insurance with respect to its respective Properties and businesses against such liabilities, casualties, risks and contingencies and in such types and amounts as is customary in the case of companies engaged in the same or similar businesses and similarly situated.  All such policies shall name Agent as a loss payee or an additional insured, as applicable.  Upon request of Agent, Borrower will furnish or cause to be furnished to Agent from time to time a summary of the insurance coverage of the Companies in form and substance satisfactory to Agent and if requested will furnish Lenders copies of the applicable policies.

Section 4.07                             Right of Inspection; Collateral Review.  Borrower will permit, and will cause each Company to permit, any officer, employee, agent, or representative of Agent, at Borrower’s expense, to visit and inspect any of the Properties of the Companies, to conduct field exams to examine the Companies’ books of record, to take copies and extracts therefrom, and to discuss the affairs and finances of the Companies with the Companies’ current and former officers, employees, accountants and auditors, (a) at reasonable times and on reasonable notice, or (b) if an Event of Default exists, at any time.  Borrower shall reimburse Agent for its out of pocket expenses incurred in connection with (i) one collateral review each year, and (ii) any collateral review if an Event of Default then exists.

Section 4.08                             Further Assurances.  Borrower will, and will cause each Company to, cure promptly any defects in the execution and delivery of the Loan Documents, including this Agreement. Borrower, at Borrower’s expense, will promptly execute and deliver to the Agent upon request all such other and further documents, agreements and instruments to effectuate the agreements of Borrower or any Company in the Loan Documents, including in this Agreement, or to further evidence and more fully describe the Collateral, or to correct any omissions in the Loan Documents, or more fully to state the security obligations set out herein or in any of the Loan Documents, or to perfect, protect or preserve any liens created pursuant to any of the Loan Documents, or to make any recordings, to file any notices, or obtain any consents, all as may be necessary or appropriate in connection therewith.

ARTICLE V

NEGATIVE COVENANTS

Borrower will at all times comply with the covenants contained in this Article V, from the Effective Date until the Commitment of each Lender is terminated and the Obligation is repaid in full.

Section 5.01                             Debts, Guaranties and Other Obligations.  No Company will incur, create, assume or in any manner become or be liable in respect of any Debt, other than (a) the Obligation, (b) liabilities existing on the date of this Agreement which are reflected in the Closing Financial Statements or have been disclosed to Agent in writing, but not any renewals, extensions or increases thereof, and (c) liabilities in respect of in relation to capital leases or purchase money debt which do not, in the aggregate, exceed the Purchase Money Limit.

Section 5.02                             Liens.  No Company will create, incur, assume or permit to exist any lien on any of its Properties (now owned or hereafter acquired), except (a) liens securing the payment of the Obligation or any other Debt to Lenders, (b) liens for taxes not yet due, (c) liens in favor of third parties on equipment leased or purchased by Borrower and financed by such third parties to the extent that the aggregate amount of Debt secured by such liens is less than the Purchase Money Limit, and (d) the Wapiti Lien.  Borrower may not grant any Lien on the stock or membership interests issued by its Subsidiaries.

Section 5.03                             Investments, Loans and Advances.  No Company will make or permit to remain outstanding any loans or advances to or investments in any Person.

Section 5.04                             Distributions and Redemptions.  Borrower will not declare or pay any dividend or distribution, or purchase, redeem or otherwise acquire for value any of its equity interests now or hereafter outstanding, return any capital to its equity holders, or make any distribution of cash or its assets to its equity holders, except as may be required by the Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock.

Section 5.05                             Sale of Properties.  No Company will sell, transfer or otherwise dispose of all or any substantial portion or integral part of its Properties except inventory sold in the ordinary course of business.

Section 5.06                             Nature of Business, Ownership, Management.  Except as set forth in the Securities Purchase Agreement, Borrower will not permit (a) any change to be made in its ownership, (b) any substantial change in the personnel actively involved in the day-to-day management or operation of Borrower, (c) any substantial change in the present executive or management personnel of Borrower, or (d) any change in the nature and/or character of its business as carried on at the Closing Date.

Section 5.07                             Limitation on Leases.  No Company will create, incur, assume or suffer to exist any obligation for the payment of rent or hire of personal Property of any kind, under leases or lease agreements except leases and lease agreements for equipment used in the office operations of Borrower in an aggregate amount for the Companies (determined on a consolidated basis) not to exceed the Operating Lease Limit.

Section 5.08                             Mergers, Consolidations, Acquisition, etc..  Except as set forth in the Securities Purchase Agreement, no Company will (a) amend its certificate or articles of incorporation, its certificate of limited partnership, its articles of organization, or certificate of formation, as applicable, (b) change its name or structure, (c) consolidate with or merge into or acquire any Person, or permit any other Person to consolidate with or merge into or acquire any Company or acquire the equity interest of any Person or form any Subsidiary, or (d) acquire all or a substantial portion of the assets of any Person.

Section 5.09                             Issuance of Additional Equity Interests.  During the term of this Agreement, no Company will issue any additional stock, membership interests, or partnership interests of such Company, except as may be required due to conversion of the Series D Preferred Stock.

Section 5.10                             Changes in Accounting Method or Fiscal Year.  No Company will make any change in its Accounting method as in effect on the date of this Agreement or change its fiscal year ending date.

Section 5.11                             Transactions With Affiliates.  No Company will, directly or indirectly, enter into any transaction (including, but not limited to, the sale or exchange of property or the rendering of any service) with any Affiliate, other than in the ordinary course of its business and upon substantially the same or better terms as it could obtain in an arm’s length transaction with a Person who is not an Affiliate.

Section 5.12                             Use of Proceeds.  Borrower will not use the proceeds of this Agreement for purposes other than those set out in Section 3.07.

Section 5.13                             Compliance with Laws.  No Company will violate any Laws in any material respect.

Section 5.14                             Payments on Debt Owed to Shareholders.  Borrower may not make any payment on any Debt owed by Borrower to any of its Affiliates, officers, directors, members, managers, shareholders, members, or partners unless (a) such Debt is Subordinated Debt, and (b) payments are expressly permitted by the terms of a subordination agreement.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.01                             Events.  Any of the following events shall constitute an “Event of Default”:

(a)                                 Principal and Interest Payments.  Any failure by any Company or Guarantor to make any payment or prepayment when due of any installment of principal or interest due hereunder or any other Debt; or

(b)                                 Collections.  Any failure by Borrower to pay over to Agent in kind any collections on any Collateral (other than revenue collected in the ordinary course of business); or

(c)                                  Representations and Warranties.  Any representation or warranty made by any Company or any Guarantor in any Loan Document, including this Agreement, proves to have been incorrect in any material respect as of the date thereof; or

(d)                                 Affirmative Covenants.  Any failure to observe or perform any of the covenants or agreements contained in Article IV of this Agreement, and such failure continues uncured for 30 days; or

(e)                                  Negative Covenants.  Any failure by any Company to observe or perform of any of the covenants or agreements contained in Article V of this Agreement; or

(f)                                   Conditions Precedent.  Any failure by Borrower to satisfy, or cause to be satisfied, any of the conditions precedent contained in Section 7.01 hereof which are not to be completed as of the date of this Agreement; or

(g)                                  Other Loan Document Obligations.  Any failure in the due observance or performance by any Company or any Guarantor of any of the covenants or agreements contained in any Loan Document other than this Agreement, and such default continues unremedied beyond the expiration of any applicable grace period which may be expressly allowed under such Loan Document; or

(h)                                 Involuntary Bankruptcy Proceedings.  A receiver, conservator, custodian, liquidator, creditors’ committee, board of inspectors, or trustee of any Company or any Guarantor, or of any of their Property, is created, engaged, retained, procured, authorized, or appointed in the United States or under any Law of any foreign country by the order or decree of any court or agency or supervisory authority having jurisdiction; or any Company or any Guarantor becomes a debtor under any Debtor Relief Law, or is the subject of an order for relief, or becomes a bankrupt or insolvent; or any of the Company’s or any Guarantor’s Property is sequestered, seized, or attached in the United States or under any law of any foreign country by court order or decree; or a complaint, petition, or similar pleading is filed against any Company or any Guarantor under any Debtor Relief Law whether such law is now in existence or hereafter in effect; provided, however, the Company or any Guarantor shall have 60 days to seek dismissal of any such actions; or

(i)                                     Voluntary Petitions.  Any Company or any Guarantor files a petition in bankruptcy or reorganization or seeks relief under any provision of any Debtor Relief Law, whether such law is now in existence or hereafter in effect, or any Company or any Guarantor is the subject of an order for relief or winding-up petition entered by any bankruptcy court, or any Company or any Guarantor consents to the filing of any petition against it under any such Debtor Relief Law in the United States or in any foreign country; or

(j)                                    Assignments, Conveyances, or Transfers for Benefit of Creditors.  Any Company or any Guarantor makes an assignment, conveyance, or transfer for the benefit of its creditors, or for the purpose of enforcing a lien against its Property, or consents to the appointment of a custodian, receiver, trustee, assignee, or liquidator of all, substantially all, less than substantially all, or any part of its Property for the purpose of enforcing a lien against its Property; or

(k)                                 Discontinuance of Business.  Any Company discontinues its usual business; or

(l)                                     Default on Other Debt or Security.  Any Company or any Guarantor fails to make any payment due on any Debt or any default shall occur in respect of any Debt of any Company or any Guarantor; or

(m)                             Undischarged Judgments.  If one or more judgments for the payment of money in excess of $100,000 is rendered by any court or other Governmental Authority against any Borrower or any Guarantor and such Company or Guarantor does not immediately discharge the same or provide for its immediate discharge in accordance with its terms, or procure a stay of execution thereof within 30 days from the date of entry thereof; or

(n)                                 Fraudulent Transfers.  Borrower or any Guarantor shall have concealed, removed, or permitted to be concealed or removed, any part of its Property, with intent to hinder, delay or defraud its creditors or any of them; or

(o)                                 Over-Advance.  The Revolving Principal Amount at any time exceeds the Revolving Committed Amount, and within 3 days after the date on which such over-advance first occurs, Borrower fails to (i) repay the Revolving Principal Amount in at least the amount of the excess, together with accrued and unpaid interest on the principal amount so repaid, or (b) provide Agent with additional collateral of a type and in an amount acceptable to Agent in its sole discretion.

Section 6.02                             Remedies.  Upon demand or upon the occurrence of any Event of Default, (a) Agent may declare the entire Revolving Principal Amount then outstanding and all accrued but unpaid interest thereon to be immediately due and payable (provided, that the occurrence of any event described in Subsections 6.01(h) or (i) shall automatically accelerate the maturity of the Revolving Principal Amount, without the necessity of any action by Agent) without presentment, demand, protest, notice of protest or dishonor, notice of default, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or other notice of any kind, all of which are hereby expressly waived by each Company and each Guarantor; (b) Agent may foreclose or otherwise enforce all liens or security interests securing payment hereof, or any part hereof; (c) Agent may take any and all other actions available to Agent under this Agreement or the other Loan Documents at law, in equity or otherwise; and (d) all obligations, if any, of Agent hereunder, including the Commitment, shall immediately cease and terminate unless and until Agent shall reinstate same in writing.  The failure of Agent to exercise any of the foregoing options shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent Event of Default.

Section 6.03                             Right of Set-off.  Each Lender is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Debt at any time owing by such Lender to or for the credit or the Account of Borrower against any and all of the Debt of Borrower, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.

ARTICLE VII

CONDITIONS

This Agreement shall become effective once all parties have executed and delivered this Agreement.

Section 7.01                             Conditions to Initial Advance under Revolving Credit Facility.  The obligation of Lenders to make the initial Advance under the Revolving Credit Facility is subject to Borrower’s satisfaction of the following conditions:

(a)                                 Borrower (and each Guarantor, where applicable) shall have duly and validly executed and delivered, or caused to be executed and delivered, to Agent the following, each in form and substance satisfactory to Agent (and, where applicable, in sufficient executed counterparts for recording purposes) all of the Loan Documents and all other documents required by Agent in its sole discretion and all such documents which are to be filed, recorded, or registered, including financing statements, deeds of trust, and other notices related thereto, shall have been duly delivered to the appropriate offices for filing, recording or registration, and Agent shall have received confirmations of receipt thereof from the appropriate filing, recording or registration offices, or such other evidence as is acceptable to Agent;

(b)                                 Agent shall have received all exhibits, annexes and schedules referenced in this Agreement and such additional reports, certificates, documents, statements, legal opinions, agreements and instruments, in form and substance reasonably satisfactory to Agent, as Agent shall have reasonably requested from the Companies, Guarantors and their counsel;

(c)                                  Agent shall have received such officer’s certificates, resolutions, organizational documents, and other documents and information regarding Borrower, each Guarantor as Agent may require in its sole discretion;

(d)                                 Agent shall have completed its due diligence and results of such due diligence shall be satisfactory to Agent in its sole discretion;

(e)                                  Other than Permitted Liens, Borrower’s Property shall be free of all liens; and

(f)                                   The initial Advance will be $2,500,000, no Advance Request shall be required for the initial Advance, and all conditions to the initial Advance shall be deemed to be satisfied as of the Effective Date.

Section 7.02                             Conditions to Subsequent Advances.  For any Advance occurring after the Closing Date, at the time of, and after giving effect to, such Advance, each of the following shall be satisfied to the sole satisfaction of the Agent and its counsel (a) No Default or Event of Default may exist, (b) no Material Adverse Event shall have occurred, (c) each representation and warranty of any Company made or referred to in each Loan Document or in any certificate delivered to Agent pursuant to or in connection with any Loan Document is true and correct in all material respects, (d) the Closing Financial Statements, the Current Financials, and all other financial information required by the Agent shall have been furnished and shall be, as of the date of the requested subsequent Advance, true and correct in all material respects; and (e) the transactions under the Securities Purchase Agreement have been consummated, the Borrower’s board of directors has been reconstituted in accordance with Section 4.4 of the Securities Purchase Agreement, and the reconstituted board of directors shall have approved such subsequent Advance.

ARTICLE VIII

MISCELLANEOUS

Section 8.01                             Notices.  All notices and communications under or in connection with this Agreement shall be in writing and shall be mailed by registered or certified mail, return receipt requested, postage prepaid, sent by facsimile, or personally delivered to an officer of the receiving party. All such notices communications shall be mailed, faxed, or delivered (a) if to Borrower, Gasco Energy, Inc, 7979 E. Tufts Avenue, Suite 1150, Denver, Colorado, 80237, fax: (303) 483-0011, or to such other address or fax number, or to such individual’s or department’s attention as it may have furnished the Agent in writing, and (b) if to Agent, Orogen Energy, Inc., 1 Riverway, Suite 610, Houston, Texas 77056, fax: (713) 871-1351, or to such other address or fax number, or to such individual’s or department’s attention as it may have furnished to Borrower in writing.  Notices and other communications shall be effective (i) if mailed, upon the earlier of receipt, refusal or as of the first attempted date of delivery if unclaimed after deposit in the U.S. mail, certified mail, postage prepaid, return receipt requested, (ii) if faxed, when transmitted, provided that a fax received after 5 p.m. on any day will be deemed received on the immediately following Business Day, or (iii) if hand-delivered, by courier or otherwise (including telegram, lettergram or mailgram), when delivered.  Any instrument in writing received by Agent in connection with this Agreement, which purports to be dispatched or signed by or on behalf of any Company, shall conclusively be deemed to have been signed by such party, and Agent may rely thereon and shall have no obligation, duty or responsibility to determine the validity or genuineness thereof or authority of the Person or Persons executing or dispatching the same.

Section 8.02                             Amendments, Waivers, Cumulative Rights.  This Agreement and the other Loan Documents may be amended, modified, supplemented or be the subject of a waiver only by a writing executed by Agent and Borrower.  No course of dealing on the part of any Lender or its officers, employees, consultants or agents, nor any failure or delay by Lender with respect to exercising any right, power or privilege of Lender under this Agreement or any other Loan Document shall operate as a waiver thereof.  The rights and remedies of Lenders under this Agreement and each other Loan Document shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

Section 8.03                             Invalidity.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall engage in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8.04                             Successors and Assigns; Survival.  This Agreement is binding upon, and inures to the benefit of the parties to this Agreement and their respective successors and permitted assigns.  Unless otherwise provided in the Loan Documents, all covenants, agreements, indemnities, representations and warranties made in any of the Loan Documents survive and continue in effect as long as the Commitment is in effect or the Obligation is outstanding.  Neither Borrower, Guarantor nor any Person acting on behalf of any of them may assign any of their rights hereunder without the prior written consent of Agent.

Section 8.05                             Participations.  Each Lender may, at any time and without notice to any Person, sell to one or more Persons (each a “Participant”) participating interests in the Obligation.  Each Lender may furnish any information concerning the Companies, and the Guarantors in its possession or under its control from time to time to assignees and Participants (including prospective assignees and Participants).

Section 8.06                             Maximum Interest.  It is the intention of the parties hereto to conform strictly to applicable usury laws now in force. Accordingly, if the transactions contemplated hereby would be usurious under applicable law, then, in that event, notwithstanding anything to the contrary in this Agreement or in any other Loan Document or agreement entered into in connection with or as security for this Agreement, it is agreed that the aggregate of all consideration which constitutes interest under applicable Law that is contracted for, charged or received under this Agreement or under any Loan Documents or agreements or otherwise in connection with this Agreement, shall under no circumstances exceed the Maximum Rate, and any excess shall be credited on this Agreement by the holder thereof (or, if the Obligation shall have been paid in full, refunded to Borrower).

Section 8.07                             Multiple Originals.  Each Loan Document may be executed in any number of counterparts with the same effect as if all signatories had signed the same document.  All counterparts must be construed together to constitute one and the same instrument.  Loan Documents may be transmitted and signed by facsimile, portable document format (PDF), or other electronic means and shall have the same effect as manually-signed originals and shall be binding on all Companies and Lender.

Section 8.08                             Exhibits and Schedules.  All exhibits and schedules to this Agreement are incorporated herein by this reference for all purposes. The exhibits and schedules may be attached hereto, or bound together with or separately from this Agreement, and such binding shall be effective to identify such exhibits and schedules as if attached to this Agreement.

Section 8.09                             Choice of Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

Section 8.10                             No Third-Party Beneficiaries.  This Agreement is for the sole and exclusive benefit of Borrower, Agent, and Lenders. This Agreement does not create, and is not intended to create, any rights in favor of or enforceable by any other Person. This Agreement may be amended or modified without notice to, or the consent of or approval of any other Person.

Section 8.11                             Expenses.  All parties hereto shall bear their own fees, costs and expenses in connection with the negotiation, execution, and delivery of this Agreement, the Loan Documents, and any and all other agreements to be executed in connection herewith.

Section 8.12                             Release of Liability.  To the maximum extent permitted by Law from time to time in effect, Borrower hereby knowingly, voluntarily and intentionally (and after it has consulted with its own attorney) irrevocably and unconditionally agrees that no claim may be made by Borrower or any Company against Agent, any Lender or any of their respective Affiliates, participants, partners, shareholders, members, directors, managers, officers, employees, attorneys, accountants, successors and assigns (each an “Indemnitee”), for any special, indirect, consequential or punitive damages in respect of any breach or wrongful conduct (whether the claim is based on contract, tort or statute) arising out of, or related to, the transactions under this Agreement or any of the other Loan Documents. In furtherance of the foregoing, Borrower and each Company hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor, and Borrower shall indemnify and hold harmless each Indemnitee of and from any such claims. Without prejudice to the survival of any other obligations of Borrower under this Agreement and under the other Loan Documents to which any Borrower is a party, the obligations of Borrower under this Section 8.12 shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligation.

Section 8.13                             Indemnification.  The Borrower will indemnify and hold the Agent and each Lender harmless from any loss, liability, damages, judgments, and costs of any kind relating to or arising directly or indirectly out of (a) this Agreement or any Loan Document, (b) any credit extended or committed by the Lenders to the Borrower hereunder, and (c) any litigation or proceeding related to or arising out of this Agreement or any Loan Document.  This indemnity includes but is not limited to attorneys’ fees (including the allocated cost of in-house counsel).  This indemnity extends to Agent and each Lender, and their respective directors, officers, employees, agents, successors, attorneys, and assigns.  This indemnity will survive repayment of the Borrower’s obligations to the Lenders.  All sums due to the Agent and Lenders hereunder shall be obligations of the Borrower, due and payable immediately without demand.

Section 8.14                             Waiver of Trial by Jury.  THE PARTIES TO THIS AGREEMENT WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THEY MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO, THIS AGREEMENT.  IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTION OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.  THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE.

Section 8.15                             Joint and Several Liability; Cross-Guaranty.  Notwithstanding anything herein to the contrary, each Person executing this Agreement identified as a “Borrower” or a “Guarantor” hereunder shall be jointly and severally liable to Agent and Lenders for the full and prompt payment and performance of all of the Obligation and each hereby absolutely and unconditionally guarantees to Agent and Lenders and its respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, the Obligation and such guarantee shall be continuing guaranties of payment and performance and not of collection.

Section 8.16                             Final Agreement.  THIS AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT

ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signatures are on the following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:

GASCO ENERGY, INC.
a Nevada corporation

By:
Richard S. Langdon
President and Chief Executive Officer

AGENT:

OROGEN ENERGY, INC.,
a Delaware corporation, as Agent

By:
John Dorrier
Chairman and CEO

LENDER:

OROGEN ENERGY, INC.,
a Delaware corporation, as a Lender

By:
John Dorrier
Chairman and CEO

LENDER:

MARKHAM, LLC,
a Delaware limited liability company, as a Lender

By:
Venkat Siva
Vice President and Secretary

Signature Page to Credit Agreement

Each of the undersigned executes this Agreement for the sole purpose of confirming the representations and warranties made by the undersigned under this Agreement and its agreement to be bound by the covenants applicable to it under the Loan Documents.

GUARANTORS:

MYTON OILFIELD RENTALS, LLC,
a Nevada limited liability company

By:
Richard S. Langdon
President and Chief Executive Officer

RIVERBEND GAS GATHERING, LLC,
a Nevada limited liability company

By:
Richard S. Langdon
President and Chief Executive Officer

GASCO PRODUCTION COMPANY,
a Delaware corporation

By:
Richard S. Langdon
President and Chief Executive Officer

Signature Page to Credit Agreement

APPENDIX 1

DEFINED TERMS

As used in this Agreement and the Loan Documents, the following terms shall have the following meanings, unless the context otherwise requires:

Advance means any (a) advance of funds to Borrower under the Revolving Credit Facility, or (b) any other amount disbursed by Lenders under the Loan Documents for any reason.

Advance Request means a written request for an Advance submitted by any Responsible Officer of Borrower or an agent of Borrower designated by Borrower in writing.

Affiliate means, as to any Person, any other Person that directly or indirectly controls, or is controlled by, or is under common control with, that Person.  For purposes of this definition, (a) the term “Affiliate” when used in respect of any Company includes each shareholder, member, partner, officer, director, or manager of such Company, and (b) each of the following are “Affiliates” of the others: (i) each Guarantor; (ii) each Company; and (iii) any shareholder, member, partner, officer, director, or manager of any Company.

Agency Agreement means that certain Agency Agreement dated the same date as this Agreement and executed by and among the Lenders.

Agent is defined in the preamble to this Agreement.

Agreement means this Credit Agreement and all schedules and exhibits to this Credit Agreement.

Borrower is defined in the preamble to this Agreement.

Borrower’s Operating Account means Borrower’s operating account maintained at Depository Bank, account no. 412-2346-125.

Business Day means any Monday, Tuesday, Wednesday, Thursday, or Friday on which commercial banks in Denver, Colorado are open for the conduct of general banking business.

Closing Date means the date all conditions precedent to the Lenders’ obligation to make the initial Advances described in Section 7.01 have been satisfied or waived in writing by Lender.

Closing Financial Statements means the consolidated financial statement or statements of the Companies referred to in Section 3.03.

Collateral means all Property of the Companies.

Commitment means each Lender’s obligation and commitment to make loans under the Revolving Credit Facility up to its Revolving Commitment Percentage of the Revolving Committed Amount; provided, however, the obligation of each Lender remains joint and several.

Company means each of, and “Companies” means all of, Borrower and each Subsidiary of Borrower.

Current Financials means, when determined, the consolidated financial statements of the Companies most recently delivered to Agent under Section 4.01.

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Debt means (without duplication), for any Person, all obligations required by GAAP to be classified upon such Person’s balance sheet as liabilities.

Debtor Relief Laws means Title 11 of the United States Code and all other applicable liquidation, conservatorship, bankruptcy, fraudulent transfer, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

Default means the occurrence of any event or the existence of any circumstance that would, with the giving of notice or lapse of time, or both, become an Event of Default.

Defaulting Lender is defined in Section 2.02(f).

Depository Bank means Wells Fargo Bank, National Association.

Designated Guarantors means (a) Myton Oilfield Rentals, LLC, a Nevada limited liability company, (b) Riverbend Gas Gathering, LLC, a Nevada limited liability company, and (c) Gasco Production Company, a Delaware corporation.

Effective Date means October 18, 2013.

Environmental Law means any Law that relates to the pollution or protection of the environment, the release of any materials into the environment, including those related to hazardous substances, air emissions and discharges to waste or public systems, or to health and safety.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

ERISA Plan means any plan subject to Title IV of ERISA and maintained by a Company, or any such plan to which a Company is required to contribute on behalf of its employees.

Event of Default is defined in Section 6.01.

Financial Delivery Date means (a) with respect to monthly financial statements, 45 days after the end of each month, (b) with respect to annual budgets or operating plans, at least 30 days prior to, but no earlier than 60 days prior to, the end of each fiscal year, and (c) with respect to federal tax returns, 10 days after the date of filing of such returns.

GAAP means generally accepted accounting principles in the U.S. set out in the opinions and pronouncements of the of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board as in effect from time to time.

Governmental Authority means any nation, state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.

Guarantor means each of, and “Guarantors” means all of, Designated Guarantors, each Subsidiary of Borrower, and any other Person executing a Guaranty.

Guaranty means a guaranty agreement in form and substance acceptable to Lender.

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Laws means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority (whether or not such orders, requests, licenses, authorizations, permits or agreements have the force of law).

Lender and Lenders is defined in the preamble to this Agreement.

Loan Documents means this Agreement, all notes and guarantees, and all security agreements, deeds of trusts, pledge agreements, and documents executed in connection therewith to create or perfect a lien on the Collateral, all certificates and requests, and all exhibits and schedules to any of the foregoing.

Material Adverse Event means any circumstance or event that, individually or collectively with other circumstances or events, could reasonably be expected to result in the impairment of any Company’s ability to perform any material obligations, or enforce any rights under, any Loan Document, a material adverse effect upon the enforceability of any Loan Document, or a material and adverse change in, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise), or prospects of any Company as represented in the Closing Financial Statements.

Maximum Rate means, when determined, the maximum non-usurious interest rate allowable under applicable federal or state law.

No Default Certificate means a No Default Certificate substantially in the form of Exhibit B, containing such other information as Agent may reasonably request, and which is signed by Borrower’s president or chief financial officer.

Obligation means all present and future Debt, liabilities and obligations, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, and all renewals, increases and extensions thereof, or any part thereof, now or in the future owed to Agent or any Lender by any Company under any Loan Document, together with all interest accruing thereon, fees, costs and expenses payable under the Loan Documents or in connection with the enforcement of rights under the Loan Documents, including interest and fees that accrue after the commencement by or against any Company or any Affiliate thereof of any proceeding under any Debtor Relief Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

Operating Lease Limit means $100,000.

Participant is defined in Section 8.05.

Permitted Debt means the Debt permitted under Section 5.01.

Permitted Liens means the Liens permitted under Section 5.02.

Person means any individual, partnership, limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, syndicate, Governmental Authority or other entity or organization of whatever nature.

Property means any interest in any kind of asset, whether real, personal or mixed, or tangible or intangible.

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Purchase Money Limit means $100,000.

Responsible Officer means the president, vice president, treasurer, or controller of any Person.

Revolving Commitment Percentage means (a) for Orogen Energy, Inc., 50%, and (b) for Markham, LLC, 50%.

Revolving Committed Amount means $5,000,000.

Revolving Credit Facility is defined Section 2.01.

Revolving Credit Termination Date means the earlier of (a) February 18, 2014, (b) the effective date that Lenders’ Commitment to make Advances under the Revolving Credit Facility is otherwise canceled or terminated, and (c) the date Agent makes written demand for payment in full of the Obligation.

Revolving Note means the promissory note(s) substantially in the form of Exhibit A, executed by Borrower and made payable to each Lender in the maximum principal amount of its Revolving Commitment Percentage of the Revolving Committed Amount.

Revolving Principal Amount means, when determined, the aggregate outstanding principal amount of the Revolving Notes.

Securities Purchase Agreement means the Securities Purchase Agreement dated the same date as this Agreement and executed by and among the Borrower and the purchasers named therein.

Series D Holders means, when determined, the holders of the Series D Preferred Stock.

Series D Preferred Stock means the Series D Convertible Preferred Stock of the Borrower, par value $0.001.

Subordinated Debt means Debt which is contractually subordinated in right of payment and lien rights to the prior payment in full or liquidation of the Obligation on terms satisfactory to Agent.

Subsidiary of a Person means another Person of which a majority of the voting interests are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

Threshold Amount means $100,000 for each individual event or occurrence or $250,000 in the aggregate.

Wapiti Lien means all liens and security interests granted by Gasco Production Company, as debtor, in favor of Wapiti Oil & Gas II, L.L.C., as secured party, pursuant to that certain Contract Operating Agreement (“COA”) dated March 22, 2012 in an to all Oil and Gas Leases and Oil and Gas Interests in the Contract Area (each as defined in the COA) with the associated financing statements (a)  UCC-1 financing statement filed as no. 2013 2457449 with the Secretary of State of Delaware, as amended by the UCC-3 amendment filed as no. 2013 2563659, and (b) UCC-1 financing statement filed as no. 2013 2457522 with the Secretary of State of Delaware, as amended by the UCC-3 amendment filed as no. 2013 2563634.

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EXHIBIT A

FORM OF REVOLVING NOTE

$	Denver, Colorado	As of [ ], 20

FOR VALUE RECEIVED, GASCO ENERGY, INC., a Nevada corporation (“Borrower”), hereby promises to pay to the order of [                      ], a [                                  ] (“Lender”) on or before the Revolving Credit Termination Date, the principal amount of $[                ] or so much thereof as may be disbursed and outstanding under this note, together with interest, as described in this note.

This note has been executed and delivered under, and is subject to the terms of, the Credit Agreement dated as of the date hereof (as amended, supplemented or restated, the “Credit Agreement”), among Borrower, Agent and Lenders, and is one of the Revolving Notes referred to in the Credit Agreement.  Unless defined in this note, or the context requires otherwise, capitalized terms used in this note have the meanings given to such terms in the Credit Agreement.  Reference is made to the Credit Agreement for provisions affecting this note regarding applicable interest rates, principal and interest payment dates, final maturity, voluntary and mandatory prepayments, acceleration of maturity, exercise of rights, payment of attorneys’ fees, court costs and other costs of collection, certain waivers by Borrower and others now or hereafter obligated for payment of any sums due under this note, and security for the payment of this note.  This note is a Loan Document and, therefore, is subject to the applicable provisions of Article VIII of the Credit Agreement, all of which applicable provisions are incorporated into this note by reference as if set forth in this note verbatim.

Specific reference is made to Section 8.06 of the Credit Agreement for usury savings provisions.

THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS.  THIS NOTE, THE CREDIT AGREEMENT, AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY BORROWER, AGENT, AND LENDER (OR BY BORROWER FOR THE BENEFIT OF LENDER) REPRESENT THE FINAL AGREEMENT BETWEEN BORROWER AND LENDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

This note must be construed — and its performance enforced — under Colorado law.

ALL DEBT EVIDENCED BY THIS NOTE AND ALL OTHER AMOUNTS DUE UNDER THE CREDIT AGREEMENT, ARE PAYABLE ON DEMAND IN ACCORDANCE WITH THE TERMS OF THE CREDIT AGREEMENT.

[Signature is on the following page.]

EXECUTED as of the date first written above.

BORROWER:

GASCO ENERGY, INC.,
a Nevada corporation

By:
Name:
Title:

Signature Page to Revolving Note

EXHIBIT B

NO DEFAULT CERTIFICATE

Orogen Energy, Inc.

1 Riverway, Suite 610

Houston, Texas 77056

Attn:

Status as of                                           , 20      .

This No Default Certificate is being delivered to Agent under the terms of that Credit Agreement dated as of October 18, 2013 (as amended, supplemented or restated from time to time, the “Credit Agreement”), among Gasco Energy, Inc., a Nevada corporation (“Borrower”), as borrower, the Lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”) and Orogen Energy, Inc., a Delaware corporation, as administrative agent for itself and the other Lenders (in such capacity, together with successors of such capacity, the “Agent”).  Capitalized terms used but not defined in this No Default Certificate shall have the meanings given such terms in the Credit Agreement.

I certify that (a) I am the [president][chief financial officer] of Borrower on the date hereof, (b) no Default or Event of Default exists, and (c) a review of the activities of Borrower during the month ended                            has been made under my supervision.

By:
Name:
Title: